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                                                              EXHIBIT (b)(3)(iv)

                           [MANULIFE FINANCIAL LOGO]
                    THE MANUFACTURERS LIFE INSURANCE COMPANY
                                       OF
                                 NORTH AMERICA
--------------------------------------------------------------------------------

EXECUTIVE OFFICE:          HOME OFFICE:                 ANNUITY SERVICE OFFICE:
116 Huntington Avenue      Wilmington, Delaware         116 Huntington Avenue
Boston, MA  02116                                        Boston, MA  02116

                                SELLING AGREEMENT

         AGREEMENT by and between The Manufacturers Life Insurance Company of North America ("Manulife North America"), a Delaware Corporation; Manufacturers Securities Services, LLC ("MSS"), a registered broker-dealer with the Securities and Exchange Commission under the Securities Act of 1934 (the 1934 Act), and a member of the National Association of Securities Dealers, Inc. (NASD);
________________________________________________________________________________
(Selling Broker-Dealer), also a registered broker-dealer and member of the NASD; and
________________________________________________________________________________
(General Agent).

                                 I. INTRODUCTION

         WHEREAS, Manulife North America has issued certain insurance and annuity contracts, and some of these Contracts are registered under the Securities Act of 1933 (the 1933 Act) (Contracts or Contracts collectively); and

         WHEREAS, Manulife North America has authorized MSS to act as principal underwriter and as promotional agent to enter into agreements, subject to the consent of Manulife North America, with Selling Broker-Dealers and General Agents for the distribution of the Contracts; and

         WHEREAS, Manulife North America has entered into a Promotional Agent Agreement with MSS whereby MSS shall secure duly qualified Selling Broker-Dealers and General Agents to contract with Manulife North America and MSS for the distribution of the Contracts, assist these Selling Broker-Dealers and General Agents in obtaining licenses, registrations and appointments to enable the registered representatives and Sub-agents of these Selling Broker-Dealers and General Agents to sell the Contracts, and provide educational meetings to familiarize these Selling
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Broker-Dealers and General Agents and their registered representatives and
Sub-agents with the provisions and features of the Contracts; and

         WHEREAS, Selling Broker-Dealer and General Agent wish to participate in the distribution of the Contracts;

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                                 II. APPOINTMENT


Subject to the terms and conditions of this Agreement, Manulife North America and MSS hereby appoint __________________________ as Selling Broker-Dealer and _______________________ as General Agent for the solicitation of applications for the purchase of the Contracts, and Selling Broker-Dealer and General Agent accept such appointment.

                   III. AUTHORITY AND DUTIES OF GENERAL AGENT

A. LICENSING AND APPOINTMENT OF SUB-AGENTS

         General Agent is authorized to appoint Sub-agents to solicit sales of the Contracts. General Agent warrants that all Sub-agents appointed by General Agent pursuant to this Agreement shall not solicit nor aid, directly or indirectly, in the solicitation of any application for any Contract until that Sub-agent is fully licensed under the applicable insurance laws and, in connection with securities regulated Contracts, is a fully registered representative of Selling Broker-Dealer. General Agent shall prepare and transmit the appropriate licensing and appointment forms to Manulife North America. General Agent shall pay all fees to state insurance regulatory authorities in connection with obtaining necessary licenses and appointments for Sub-agents. All fees payable to such regulatory authorities in connection with the initial Manulife North America appointment of Sub-agents who already possess necessary licenses shall be paid by Manulife North America. Any renewal license fees due after the initial appointment shall be paid by General Agent. General Agent shall periodically provide Manulife North America with a list of all Sub-agents appointed by General Agent and the jurisdictions where such Sub-agents are licensed to solicit sales of the Contracts. Manulife North America shall periodically provide General Agent with a list which shows: 1) the jurisdictions where Manulife North America is authorized to do business; and 2) any limitations on the availability of the Contracts in any of such jurisdictions. General Agent agrees to fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit A in conjunction with the submission of licensing and appointment papers for all applicants as Sub-agents submitted by General Agent.
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B. REJECTION OF SUB-AGENT

         MSS or Manulife North America may, by written notice to General Agent, refuse to permit any Sub-agent the right to solicit applications for the sale of any of the Contracts, require General Agent to cause any Sub-agent to cease such solicitations or sales and cancel the appointment of any Sub-agent.

C. SUPERVISION OF SUB-AGENTS

         General Agent shall supervise any Sub-agents appointed pursuant to this Agreement to solicit sales of the Contracts and bear responsibility for all acts and omissions of each Sub-agent. General Agent shall comply with and exercise all responsibilities required by applicable federal and state law and regulations. General Agent shall not be responsible for those supervisory responsibilities belonging to Selling Broker-Dealer under applicable securities laws which include, but are not limited to, supervising and training Sub-agents in their capacity as registered representatives. Nothing contained in this Agreement or otherwise shall be deemed to make any Sub-agent appointed by General Agent an employee or agent of Manulife North America or MSS. Manulife North America and MSS shall not have any responsibility for the training and supervision of any Sub-agent or any other employee of General Agent. If the act or omission of a Sub-agent or any other employee of General Agent is the proximate cause of any claim, damage or liability (including reasonable attorneys' fees) to Manulife North America or MSS, General Agent shall be responsible and liable therefore.

         Before a Sub-agent is permitted to sell the Contracts, General Agent, Selling Broker-Dealer, and Sub-agent shall have entered into a written agreement pursuant to which: 1) Sub-agent is appointed a Sub-agent of General Agent and a registered representative of Selling Broker-Dealer; 2) Sub-agent agrees that his or her selling activities relating to securities regulated contracts shall be under the supervision and control of Selling Broker-Dealer and his or her selling activities relating to insurance regulated Contracts shall be under the supervision and control of General Agent; and 3) that Sub-agent's right to continue to sell such contracts is subject to his or her continued compliance with such agreement and any procedures, rule or regulations implemented by Selling Broker-Dealer or General Agent.

                IV. AUTHORITY AND DUTIES OF SELLING BROKER-DEALER

A. SUPERVISION OF REGISTERED REPRESENTATIVES

         Selling Broker-Dealer agrees that it has full responsibility for the training and supervision of all persons, including Sub-agents of General Agent, associated with Selling Broker-Dealer who are engaged directly or indirectly in the offer or sale of securities regulated Contracts. All such persons shall be subject to the control of Selling Broker-Dealer with respect to their securities regulated activities. Broker-Dealer shall: 1) train and supervise Sub-agents, in their
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capacity as registered representatives, in the sale of securities regulated
Contracts, 2) use its best efforts to cause such Sub-agents to qualify under applicable federal and state laws to engage in the sale of securities regulated Contracts; 3) provide Manulife North America and MSS, to their satisfaction, with evidence of Sub-agents' qualifications to sell securities regulated Contracts; and 4) notify Manulife North America if any of such Sub-agents ceases to be a registered representative of Selling Broker-Dealer. Selling Broker-Dealer agrees that a Sub-agent must be a registered representative of Selling Broker-Dealer before engaging in the solicitation of any securities regulated Contracts and have entered into the written agreement more fully described in Section III, Paragraph C. Manulife North America and MSS shall not have any responsibility for the supervision of any registered representative or any other employee or affiliate of Selling Broker-Dealer. If the act or omission of a registered representative or any other employee or affiliate of Selling Broker-Dealer is the proximate cause of any claim, damage, or liability (including reasonable attorneys' fees) to Manulife North America and MSS, Selling Broker-Dealer shall be responsible and liable therefore.

         Selling Broker-Dealer shall fully comply with the requirements of the NASD and of the Securities Exchange Act of 1934 and all other applicable federal or state laws. Selling Broker-Dealer shall establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the Sub-agents. Upon request by MSS or Manulife North America, Broker-Dealer shall furnish such records as may be necessary to establish diligent supervision.

                    V. AUTHORITY AND DUTIES OF GENERAL AGENT
                            AND SELLING BROKER-DEALER

A. CONTRACTS

         The securities and insurance regulated Contracts issued by Manulife North America to which this Agreement applies are listed in Schedule I, which may be amended from time to time by Manulife North America. Manulife North America, in its sole discretion, with prior or concurrent written notice to Selling Broker-Dealer and General Agent, may suspend distribution of any Contracts. Manulife North America also has the right to amend any Contracts at any time.


B. SECURING APPLICATIONS

         Each application for a Contract shall be made on an application form provided by Manulife North America, and all payments collected by Selling Broker-Dealer, General Agent or any registered representative and Sub-agent shall be remitted promptly in full, together with such application form and any other required documentation, directly to Manulife North America at the address indicated on such application or to such other address as may be designated. Selling Broker-Dealer and General Agent shall review all such applications for completeness. Check or
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money order in payment of such Contracts should be made Payable to the order of
"The Manufacturers Life Insurance Company of North America." All applications are subject to acceptance or rejection by Manulife North America in its sole discretion.

C. RECEIPT OF MONEY

         All money payable in connection with any of the Contracts, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any contract owner or anyone else having an interest in the Contracts, is the property of Manulife North America and shall be transmitted immediately in accordance with the administrative procedures of Manulife North America without any deduction or offset for any reason including, but not limited to, any deduction or offset for compensation claimed by Selling Broker-Dealer or General Agent, unless there has been a prior arrangement for net wire transmissions between Manulife North America and Selling Broker-Dealer or General Agent.

D. NOTICE OF SUB-AGENT'S NONCOMPLIANCE

         Selling Broker-Dealer shall notify MSS and General Agent in the event a Sub-agent fails or refuses to submit to the supervision of Selling Broker-Dealer or General Agent in accordance with this Agreement, the agreement between Selling Broker-Dealer, General Agent and Sub-agent referred to in Section III, Paragraph C and Section IV, Paragraph A, or otherwise fails to meet the rules and standards imposed by Selling Broker-Dealer or its registered representatives or General Agent or its Sub-agents. Selling Broker-Dealer or General Agent shall also immediately notify such Sub-agent that he or she is no longer authorized to sell the Contracts, and both Selling Broker-Dealer and General Agent shall take whatever additional action may be necessary to terminate the sales activities of such Sub-agent relating to the Contracts.

E. SALES PROMOTION, ADVERTISING AND PROSPECTUSES

         No sales promotion materials, circulars, documents or any advertising relating to any of the Contracts shall be used by Selling Broker-Dealer, General Agent or any Sub-agents unless the specific item has been approved in writing by Manulife North America and MSS prior to use. Selling Broker-Dealer shall be provided, without any expense to Selling Broker-Dealer, with prospectuses relating to securities regulated Contracts. Selling Broker-Dealer and General Agent shall be provided with such other materials as Manulife North America and MSS determines necessary or desirable for use in connection with sales of the Contracts. Nothing in these provisions shall prohibit Selling Broker-Dealer or General Agent from advertising life insurance and annuities on a generic basis.
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                                VI. COMPENSATION

A. COMMISSIONS AND FEES

         Commissions and fees payable to Selling Broker-Dealer or General Agent in connection with the securities regulated Contracts shall be paid by MSS to Selling Broker-Dealer or General Agent, or as otherwise required by law. Commissions and fees payable to Selling Broker-Dealer, General Agent, or Sub-agent in connection with the insurance regulated Contracts shall be paid on behalf of Manulife North America by MSS to Selling Broker-Dealer or General Agent, or as otherwise required by law. Selling Broker-Dealer or General Agent, as applicable, shall pay Sub-agent. MSS will provide Selling Broker-Dealer and General Agent with a copy of its current Contracts, Commissions, and Fees Schedule. Unless otherwise provided in the Contracts, Commissions, and Fees Schedule, commissions will be paid as a percentage of premiums or purchase payments (collectively, Payments) received in cash or other legal tender and accepted by Manulife North America on applications obtained by the various Sub-agents appointed by General Agent hereunder. Upon termination of this Agreement, all compensation to the Selling Broker-Dealer and General Agent hereunder shall cease. However, Selling Broker-Dealer and General Agent shall be entitled to receive compensation for all new and additional premium payments which are in process at the time of termination, and shall continue to be liable for any chargebacks pursuant to the provisions of said Contracts, Commissions, and Fees Schedule, or for any other amounts advanced by or otherwise due MSS or Manulife North America hereunder.

B. TIME OF PAYMENT

         MSS will pay any commissions due General Agent hereunder within fifteen
(15) days after the end of the calendar month in which Payments upon which such commission is based are accepted by Manulife North America. Payments of commissions and fees to Selling Broker-Dealer or General Agent in connection with the securities regulated contracts shall be paid by Manulife North America, on behalf of MSS, within fifteen days (15) after the end of the calendar month in which Payments, upon which such commissions are based, are accepted by Manulife North America. Selling Broker-Dealer and General Agent understand that MSS and Manulife North America have an agreement for payment of commissions by Manulife North America on behalf of MSS, and hereby agree that payment of commissions will occur only at such times as MSS has received the necessary concessions from Manulife North America.

C. AMENDMENT OF SCHEDULES

         Manulife North America and MSS may, upon at least ten (10) days prior written notice to Selling Broker-Dealer and General Agent, change the Contracts, Commissions, and Fees Schedule by written amendment of such Schedule. Any such change shall apply to compensation due on applications received by Manulife North America after the effective date.
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D. PROHIBITION AGAINST REBATES

Manulife North America or MSS may terminate this Agreement if Selling Broker-Dealer, General Agent, or any Sub-agent of General Agent rebates, offers to rebate or withholds any part of any Payments on the Contracts. If Selling Broker-Dealer, General Agent, or any Sub-agent of General Agent shall at any time induce or endeavor to induce any owner of any Contract issued hereunder to discontinue payments or to relinquish any such Contract, except under circumstances where there is reasonable grounds for believing the Contract is not suitable for such person, any and all compensation due Selling Broker-Dealer or General Agent hereunder shall cease and terminate.

E. INDEBTEDNESS AND RIGHT OF SET OFF

         Nothing contained in this Agreement shall be construed as giving Selling Broker-Dealer or General Agent the right to incur any indebtedness on behalf of Manulife North America or MSS. Selling Broker-Dealer and General Agent hereby authorize MSS to set off liabilities of Selling Broker-Dealer and General Agent to Manulife North America, and MSS, against any and all amounts otherwise payable to Selling Broker-Dealer or General Agent.

                             VII. GENERAL PROVISIONS

A. WAIVER

         Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B. LIMITATIONS

         No party other than Manulife North America shall have the authority to:
1) make, alter, or discharge any Contract issued by Manulife North America; 2) waive any forfeiture or extend the time of making any Payments; or 3) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Manulife North America. No party other than Manulife North America and MSS, respectively, shall have the authority to: 1) alter the forms which MSS prescribe, or substitute other forms in place of those prescribed by MSS; or 2) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of MSS.

C. FIDELITY BOND AND OTHER LIABILITY COVERAGE

         Selling Broker-Dealer and General Agent hereby assign any proceeds received from a fidelity bonding company, error and omissions or other liability coverage, to Manulife North America and MSS, as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Selling Broker-Dealer or General Agent shall promptly pay such amounts on demand. Selling Broker-Dealer and General Agent hereby indemnify and
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hold harmless Manulife North America and MSS, from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

D. BINDING EFFECT

         This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that neither Selling Broker-Dealer nor General Agent may assign this Agreement or any rights or obligations hereunder without the prior written consent of Manulife North America.

E. REGULATIONS

         All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

F. INDEMNIFICATION

         1) MSS agrees to indemnify and hold harmless Selling Broker-Dealer and General Agent, their officers, directors, and employees, against any and all losses, claims, damages, or liabilities to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the Contracts or for the shares of Manufacturers Investment Trust
(Fund) filed pursuant to the 1933 Act, or any prospectus included as a part thereof, as from time to time amended and supplemented. MSS agrees to indemnify and hold harmless Selling Broker-Dealer and General Agent, their officers, directors, and employees, against any and all losses, claims, damages, or liabilities to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in any advertisement or sales literature approved in writing by Manulife North America and MSS pursuant to Section V, Paragraph E of this Agreement. 2) Selling Broker-Dealer and General Agent agree to indemnify and hold harmless Manulife North America and MSS, their officers, directors, and employees, against any and all losses, claims, damages, or liabilities to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon: a) any oral or written misrepresentation by Selling Broker-Dealer or General Agent, or their officers, directors, employees, or agents unless such misrepresentation is contained in the registration statement of
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the Contracts or Funds Shares, any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Manulife North America and MSS pursuant to
Section V, Paragraph E, of this Agreement, or b) the failure of Selling Broker-Dealer or General Agent or their officers, directors, employees, or agents to comply with any applicable provisions of this Agreement.

G. NOTICES

         All notices or communications shall be sent to the address shown in this Agreement, or to such other address as the party may request, by giving written notice to the other parties.

H. GOVERNING LAW

         This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

I. AMENDMENT OF AGREEMENT

         Manulife North America reserves the right to amend this Agreement in writing at any time. The submission of an application for the Contracts by Selling Broker-Dealer or General Agent five (5) or more business days after notice of any such amendment has been sent to the other parties shall constitute agreement to such amendment.

J. GENERAL AGENT AS BROKER-DEALER

         If Selling Broker-Dealer and General Agent are the same person or legal entity, such person or legal entity shall have the rights and obligations hereunder of both Selling Broker-Dealer and General Agent and this Agreement shall be binding and enforceable by and against such person or legal entity in both capacities.

K. COMPLAINTS AND INVESTIGATIONS

         General Agent, Selling Broker-Dealer, Manulife North America and MSS agree to cooperate fully in the event of any regulatory investigation, inquiry or proceeding, judicial proceeding, or customer complaint involving the Contracts. In furtherance of the foregoing: 1) each party will notify all other parties of any such investigation, inquiry, proceeding, or complaint involving the Contracts or affecting the ability of a party to perform pursuant to this Agreement within ten (10) days of obtaining knowledge of the same and 2) in the case of a customer complaint, the involved parties will consult with each other prior to sending any written response with respect to such complaint.

L. TERMINATION

         This Agreement may be terminated, without cause, by any party upon thirty (30) days prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated if MSS or Selling Broker-Dealer shall cease to be a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the NASD.
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M. ADDRESS OF NOTICES

   The Manufacturers Life Insurance Company       Selling Broker Dealer:
      of  North America                           ______________________________
               and                                ______________________________
   Manufacturers Securities Services, LLC         ______________________________
                                                  ______________________________
      116 Huntington Avenue
      Boston, MA 02116                            General Agent:
                                                  ______________________________
                                                  ______________________________
                                                  ______________________________
                                                  ______________________________

This Agreement shall be effective upon execution by General Agent and Selling Broker-Dealer, and delivery of the Agreement to Manulife North America and MSS.


The Manufacturers Life Insurance Company
of North America                                  Dated:________________________

By:_______________________, President             ______________________________
     (Name and Title)
                                                  ______________________________
Manufacturers Securities Services, LLC                     (General Agent)
By The Manufacturers Life Insurance Company
of North America, Managing Member                 By:___________________________
                                                  (Name and Title)
By:________________________, President            ______________________________
     (Name and Title)                             ______________________________
                                                  (Selling Broker-Dealer)

                                                  By:___________________________
                                                  (Name and Title)
                                                  ______________________________
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                                    EXHIBIT A

                        GENERAL LETTER OF RECOMMENDATION

         General Agent hereby certifies to Manulife North America that all of the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as Sub-agents submitted by General Agent. General Agent will, upon request, forward proof of compliance with same to Manulife North America in a timely manner.

         1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence, and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible, and is worthy of a license. Each individual is trustworthy, competent, and qualified to act as an agent for Manulife North America to hold himself out in good faith to the general public. We vouch for each applicant.

         2. We have on file a B-300, B-301 or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative. The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

         3. We certify that all educational requirements have been met for the specific state in which each applicant is requesting a license, and that all such persons have fulfilled the appropriate examination, education and training requirements.

         4. If the applicant is required to submit his or her picture, signature, and securities registration in the state in which he or she is applying for a license, we certify that those items forwarded to Manulife North America are those of the applicant and the securities registration is a true copy of the original.

         5. We hereby warrant that the applicant is not applying for a license with Manulife North America in order to place insurance chiefly and solely on his or her life or property, lives or property of his or her relatives, or property or liability of his or her associates.

         6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants to the end that the insurance interest of the public will be properly protected.

         7. We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

         8. We certify that General Agent, Selling Broker-Dealer, and applicant shall have entered into a written agreement pursuant to which: a) applicant is appointed a Sub-agent of General Agent and a registered representative of Selling Broker-Dealer; b) applicant agrees that his or her selling activities relating to securities regulated Contracts shall be under the supervision and control of Selling Broker-Dealer and his or her selling activities relating to insurance regulated Contracts shall be under the supervision and control of General Agent; and c) that applicant's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Broker-Dealer or General Agent.